Exhibit 99.2

Coeptis Therapeutics Holdings, Inc. & Z Squared Inc Fairness Opinion Prepared by: Sun Business Valuations, LLC Report Date: May 12, 2025 Effective Date: May 12, 2025

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Coeptis Therapeutics Holdings, Inc. 2 Confidential Valuation Analysis for Coeptis Therapeutics Holdings, Inc . Prepared by: Sun Business Valuations, LLC May 12, 2025 CONFIDENTIAL

Coeptis Therapeutics Holdings, Inc. 3 Confidential Contents Notice ............................................................................................................................. ... .................... 4 Assumptions & Limiting Conditions ................................................................................................ 5 Overview ............................................................................................................................. ... .............. 8 Financial Benefits for Coeptis Therapeutics Holdings, Inc ......................................................... 10 Certification of Evaluator ................................................................................................................. 13 Certification/Credentials .................................................................................................................. 14

Confidential Notice Confidential Valuation Coeptis Therapeutics Holdings, Inc. The subject Company has supplied the information contained herein . Sun Business Valuations, LLC has not audited nor caused an audit of this information . Sun Business Valuations, LLC makes no representations as to its accuracy or its completeness . Moreover, Sun Business Valuations, LLC does not assume any of the reader’s business risks nor shall it be liable in any manner for damage, loss or injury resulting from any inaccuracy in, or incompleteness of, the information or materials contained herein . Coeptis Therapeutics Holdings, Inc. 4

Coeptis Therapeutics Holdings, Inc. 5 Confidential Assumptions & Limiting Conditions Title No investigation of legal title was made, and we render no opinion as to the ownership of the Company or its underlying assets. Valuation Date The effective date of this appraisal is May 12, 2025. Information and Data Information supplied by others that was considered in this appraisal is from sources believed to be reliable and no further responsibility is assumed for its accuracy . This information includes but is not limited to IBIS World Reports, DealStats Private Company Merger and Acquisition Transaction Database, FMV Opinions, Inc . , BizStats, the Federal Reserve and the U . S . Department of the Treasury . Confidentiality This report and supporting documentation are confidential and will not be disclosed to any party without prior consent of the client. Non - Appraisal Expertise No opinion is intended to be expressed for matters which require legal or specialized expertise, investigation, or knowledge beyond that customarily employed by business appraisers. Intended User Our client is the only intended user of this valuation report. No other party should rely on this valuation. Value Standards This report complies with the Professional Standards of the National Association of Certified Valuators and Analysts, American Society of Appraisers Business Valuation Standards, Revenue Ruling 59 - 60 and Uniform Standards of Professional Appraisal Practice . FORWARD LOOKING INFORMATION AND RISK ACKNOWLEDGEMENTS This document contains “forward looking statements” and “forward looking information” within the meaning of applicable securities laws (collectively, “forward looking information”) with respect to the Company, including, but not limited to (a) estimates of yield, cash costs, production, and, (b) revenue forecasts, (c) illustrative capex, product mix and economics (e) statements with respect to indicative revenue from management contracts (f) estimated revenue and the composition thereof, (g) estimated EBITDA and the composition thereof, (h) multiples and valuation projections, (i) the completion and timing of the completion of new contracts and acquisitions, and (j) any other statement that may predict, forecast, indicate or imply future plans, intentions, levels of activity, results, financial position, operational or financial performance or achievements, and involve known and unknown risks, uncertainties and other factors which may cause the actual plans, intentions, activities, results, performance or achievements of the Company to be materially different from any future plans, intentions, activities, results, position, performance or achievements expressed or implied by such forward looking information . Often, but not always, forward looking information can be identified by the use of words such as “plans”, “expects”, “is expected”, “budget”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates”, “will”, “projects”, or “believes” or variations (including negative variations) of such words and phrases, or statements that certain actions, events, results or conditions “may”, “could”, “would”, “might” or “will” be

Coeptis Therapeutics Holdings, Inc. 6 Confidential taken, occur or be achieved . Except for statements of historical fact, information contained herein constitutes forward looking information . Forward looking information is not a guarantee of future performance and is based upon a number of estimates and assumptions of management at the date the statements are made including among other things assumptions about : favorable equity capital markets ; the ability to raise sufficient capital to advance the business of the Company ; favorable operating conditions ; political and regulatory stability ; obtaining and maintaining all required licenses and permits ; receipt of governmental approvals and permits ; sustained labor stability ; stability in financial and capital goods markets ; the pricing of various industry products ; and the level of demand for industry products . Certain of these assumptions are set out in this presentation . Many assumptions are based on factors and events that are not within the control of the Company and there is no assurance they will prove to be correct . Investments in private companies are not appropriate for most retail investors . We strongly recommend that retail investors consult with their financial advisor before making an investment in a private company . Highly concentrated asset positions expose investors to high levels of risk . We recommend that no one asset account for more than 5 % of any portfolio . Sun Business Valuations did not audit the financial statements and provides not opinion as to their accuracy . Sun Business Valuations did not independently verify any of the factual information presented in this report .

Confidential May 12, 2025 Fairness Opinion Prepared For: Board of Directors Coeptis Therapeutics Holdings, Inc. 105 Bradford Rd, Suite 420 Wexford, Pennsylvania 15090 Dear Members of the Board, At the request of the Board of Directors of Coeptis Therapeutics Holdings, Inc . (the "Company"), Sun Business Valuations, LLC ("we" or "our firm") has acted as financial advisor to the Company in connection with the proposed refers merger of Coeptis Therapeutics Holdings, Inc . and Z Squared, Inc . In connection with this engagement, we have performed a financial analysis and considered the terms of the Transaction . We have also reviewed relevant public and non - public information concerning the Company and the counterparty, including financial forecasts, strategic plans, and valuation data . We understand that the Board is considering whether the financial terms of the Transaction are fair, from a financial point of view, to the Company’s shareholders . Our engagement has been limited solely to rendering an opinion (the "Opinion") as to whether, as of the date hereof, the consideration to be received by the Company’s shareholders in the Transaction is fair, from a financial point of view . Based on the factors reviewed and the details included in the signed Term Sheet identified as BH Draft 3 . 20 . 25 , it is our professional opinion that the contemplated business combination between Coeptis Therapeutics Holdings Inc . and Z Squared Inc . is fair , from a financial point of view . Respectfully Submitted, Stephen J. Goldberg, CVA Founder & CEO Thomas F. Theurkauf, CPA, ABV, ASA, CVA, CFA Vice President – Business Valuations Coeptis Therapeutics Holdings, Inc. 7

Confidential Overview Coeptis Therapeutics Holdings, Inc . Coeptis Therapeutics Holdings, Inc . is a biopharmaceutical and technology company headquartered in Wexford, Pennsylvania . Founded in 2017 , Coeptis focuses on developing innovative cell therapy platforms for cancer, autoimmune, and infectious diseases . Its therapeutic portfolio includes assets licensed from Deverra Therapeutics, such as an allogeneic cellular immunotherapy platform and DVX 201 , a clinical - stage natural killer cell therapy technology . Additionally, Coeptis is developing a universal, multi - antigen CAR technology (SNAP - CAR) licensed from the University of Pittsburgh, and the GEAR cell therapy and companion diagnostic platforms in collaboration with VyGen - Bio and researchers at the Karolinska Institute . In a strategic move, Coeptis has expanded into technology by acquiring AI - powered marketing software and robotic process automation tools from NexGenAI Solutions Group, aiming to enhance operational capabilities . As of May 1 , 2025 , Coeptis trades on the Nasdaq under the ticker symbol "COEP" and has a market capitalization of approximately $ 27 . 088 million . Ɂ Z Squared, Inc . Z Squared, Inc . is a digital asset mining company primarily focused on the generation of Dogecoin (DOGE), along with other digital assets such as Litecoin and other altcoins . The company aims to provide investors with exposure to DOGE, which has a market capitalization exceeding $ 20 billion, through robust altcoin compute mining operations . Led by CEO David Halabu, formerly the founder and Managing Partner of Group 10 Capital Management, and COO Michelle Burke, previously CEO at Minting Dome Inc . , Z Squared brings significant expertise in digital asset mining and alternative investments . Key Financial Components of the Subject Transaction The proposed transaction between Coeptis Therapeutics Holdings, Inc . and Z Squared, Inc . is structured as a reverse merger, wherein a wholly - owned subsidiary of Coeptis (Merger Sub) will merge with and into Z Squared, with Z Squared surviving as a wholly - owned subsidiary of Coeptis . The transaction is intended to qualify as a tax - free share exchange under IRS Section 368 (a)(b) and will be treated as a reverse merger for accounting purposes . Coeptis Therapeutics Holdings, Inc. 8

Coeptis Therapeutics Holdings, Inc. 9 Confidential Share Exchange Ratio :  Coeptis will issue new shares of its common stock to the shareholders of Z Squared in exchange for 100 % of Z Squared's outstanding equity .  The number of shares issued will represent the "Applicable Closing Percentage" of Coeptis' fully - diluted issued and outstanding shares as of closing . Based on the current capitalization table of each company and the value of the assets contributed, the Applicable Closing Percentage attributed to the Z - Square, Inc . shareholders will be 88 . 79 % and the Applicable Closing Percentage attributed to the Coeptis shareholders will be 11 . 21% . Asset Contribution :  The business mining operations of Z - Square, Inc . valued at $ 660 , 264 , 400 will be contributed to Coeptis . These assets were recently appraised by Anthony Doughty, CFA and Jake Write, CFA, ABV of CohnReznick . Please see their report dated April 22 , 2025 for more detail . Spinoff of Legacy Assets:  Prior to or concurrently with the closing, Coeptis will divest its existing assets, including all cash on hand ("Legacy Assets"), through a spinoff transaction.  Post - merger, Coeptis' assets will be limited to the NexGenAI assets and the contributed mining assets. Governance and Management Changes:  Upon the effective date of the merger, all pre - closing officers and directors of Coeptis will resign.  Z Squared will appoint new officers and directors for the post - closing Coeptis. Approvals and Conditions:  The transaction is subject to approvals from the boards of directors and shareholders of both companies, as well as regulatory approvals, including SEC review and Nasdaq confirmation of continued listing.  Completion of due diligence to the satisfaction of both parties is required.  Preparation and effectiveness of an S - 4 Registration Statement with the SEC and the mailing of a Proxy Statement to Coeptis shareholders are necessary steps.

Confidential Financial Benefits for Coeptis Therapeutics Holdings, Inc It is our professional opinion that the proposed transaction would result in significant financial benefits from the proposed business combination . The current investors of Coeptis Therapeutics Holdings, Inc are expected to retain a significant portion of the shares outstanding even though the value of Z - Square, Inc . is significantly greater than Coeptis Therapeutics . Based on the Applicable Closing Percentage calculation outlined in the Term Sheet, the current shareholders would retain approximately 11 . 21 % of the outstanding shares post business combination . The post business combination market capitalization is expected to be at leased $ 660 , 264 , 400 . The estimated market capitalization is exclusively based on the fair value of assets contributed by Z - Square, Inc . The value of NexGenAI was excluded for the purpose of being conservative . The value of the post business combination attributed to current investors of Coeptis Therapeutics Holdings, Inc is expected to be approximately $ 74 , 015 , 639 which equals 11 . 21 % of $ 660 , 264 , 400 . The shareholders would also retain legacy assets valued at approximately $ 3 , 330 , 000 . The value of legacy assets are included on the next page . Coeptis Therapeutics Holdings, Inc. 10

Coeptis Therapeutics Holdings, Inc. 11 Confidential Balance Sheet Legacy Assets 12/31/24 Assets Current Assets: 532,885 532,885 Cash 518,407 518,407 Prepaid assets, current portion 1,051,292 1,051,292 Total Current Assets Fixed Assets: 25,237 25,237 Fixed Assets (14,777) (14,777) Less: Accumulated Depreciation 10,460 10,460 Total Property & Equipment Other Assets: 5,691,084 5,691,084 Investments 1,554,166 1,554,166 Co - development options 59,783 59,783 Right of use asset, net - 541,875 Intangible Asset (NexGenAI) 7,305,033 7,846,908 Total Other Assets 8,366,785 8,908,660 Total Assets Liabilities Current Liabilities 1,269,763 1,269,763 Accounts Payable 736,884 736,884 Accrued expenses 100,000 100,000 Notes payable, current portion 1,087,873 1,087,873 Convertible Notes 42,305 42,305 Right of use liability, current portion 1,041,484 1,041,484 Derivative Liability 235,000 235,000 Other Current Liabilities 4,513,309 4,513,309 Total Current Liabilities Long - Term Liabilities 150,000 150,000 SBA Loan 359,250 359,250 Derivative liability warrants 18,875 18,875 Right of use liability 528,125 528,125 Total Long Term Liabilities 5,041,434 5,041,434 Total Liabilities Equity - 3,867,226 Equity - 3,867,226 Total Equity 5,041,434 8,908,660 Total Liabilities & Equity Net Value 3,325,351 Net Value Rounded 3,330,000

Coeptis Therapeutics Holdings, Inc. 12 Confidential The total gross financial benefit is expected to be $$ 77 , 285 , 639 . This value is comprised of the retained legacy assets of approximately $ 3 , 330 , 000 and the ownership in the post business combination value of approximately $ 74 , 015 , 639 . The potential financial benefit of $ 77 , 285 , 639 is significantly greater than the current market capitalization of $ 27 , 088 , 000 . This suggested benefit is significant . There is a risk that the market consensus value of the Z - Square, Inc . assets contributed is less than the value estimated by Anthony Doughty, CFA and Jake Write, CFA, ABV of CohnReznick . That said, even if the market consensus value of the assets contributed by Z - Square, Inc . is half of the appraised value, the current Coeptis shareholders post business combination value would still be much greater than the current market capitalization . See the sensitivity analysis below . Based on the factors reviewed and the details included in the signed Term Sheet identified as BH Draft 3 . 20 . 25 , it is our professional opinion that the completed business combination between Coeptis Therapeutics Holdings Inc . and Z Squared Inc . is Fair, from a financial point of view . ysis $330,132,200 Sensitivity Anal New Market Cap 11.21% $37,007,820 Coeptis Therapeutics Holdings, Inc. 88.79% $293,124,380 Z - Square, Inc.

Confidential Certification of Evaluator I certify that, to the best of my knowledge and belief:  The statements of fact contained in the report are true and correct  The report analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions and are my personal, impartial, and unbiased professional analyses, opinions, and conclusions .  I have no present or prospective interest in the property that is the subject of this report, and I have no personal interest with respect to the parties involved.  I have no bias with respect to the property that is the subject of this report or to the parties involved with this assignment.  My engagement in this assignment was not contingent upon developing or reporting predetermined results  My compensation for completing this assignment is not contingent upon the development or reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value opinion, the attainment of a stipulated result, or the occurrence of subsequent event directly related to the intended use of this appraisal .  My analyses, opinions, conclusions were developed, and this report has been prepared, in conformity with the Uniform Standards of Professional Appraisal Practice . Respectfully Submitted, Stephen J. Goldberg, CVA Founder & CEO Thomas F. Theurkauf, CPA, ABV, ASA, CVA, CFA Vice President – Business Valuations Coeptis Therapeutics Holdings, Inc. 13

Confidential Certification/Credentials Sun Business Valuations, LLC performs professional business appraisals for a variety of purposes including mergers, acquisitions, estate planning, buy - sell agreements, partnership resolutions, divorce, financing requirements and a variety of other reasons as well as those that conform to IRS Revenue Ruling 59 - 60 . Stephen J . Goldberg, CVA Managing Partner Stephen is a Certified Valuation Analyst (CVA) with the National Association of Certified Valuation Analysts (NACVA) and Certified Business Intermediary bringing over 29 years of M&A experience to the helm of Sun Mergers & Acquisitions, LLC and Sun Business Valuations, LLC, NJ based firms specializing in managing the sale, merger and valuation of privately held, mid - market companies . Stephen has personally assisted more than 200 entrepreneurial mid - market companies in a wide range of industries and markets, in providing valuation expertise and implementing exit strategies by way of selling their companies . Stephen has also provided business valuation consulting to approximately 1000 firms during his 29 year tenure in this industry . In addition to his work as a Certified Business Intermediary, Stephen is a frequent lecturer and writer on M&A and business valuation issues . He has also served as an expert witness in cases involving business valuation disputes . Thomas Theurkauf, CFA, ABV, ASA, CVA Vice President – Valuation Advisory 2014 – Present Thomas has extensive knowledge of business valuation principles and has completed over 1 , 500 valuation engagements in a wide range of industries and markets . Thomas has performed valuations for many different purposes including mergers & acquisitions, succession planning, buy - sell agreements, marital dissolutions, partnership disputes, partnership acquisitions, and estate and gift tax purposes . Thomas has qualified in court more than a dozen times . Academic Degrees St . Bonaventure University, Bachelor of Arts in Finance with a Minor in Economics 2012 Certifications CFA Charterholder - The Chartered Financial Analyst (CFA) program is a three year postgraduate professional certification offered internationally by the American - based CFA Institute to investment and financial professionals . It has the highest level of Coeptis Therapeutics Holdings, Inc. 14

Confidential global legal and regulatory recognition of finance - related qualifications . It is also widely regarded as one of the most challenging tests in the world across all disciplines . Accredited Senior Appraiser (ASA) – The United States Congress authorized the creation of the Appraisal Foundation in 1987 for the purpose of governing the appraisal industry in the United States . The Appraisal Foundation has delegated the credentialing of business appraisers to the American Society of Appraisers which is an active Appraisal Sponsor . The Accredited Senior Appraiser is the most senior credential offered by the American Society of Appraisers . Accredited in Business Valuation (ABV) - The ABV certification is governed by the American Institute of Certified Public Accountants (AICPA) . It requires candidates to complete an application process, pass an exam, meet the minimum business experience and education requirements . Maintaining the ABV credential also requires those who hold the certification to meet minimum work experience standards and lifelong learning . Certified Valuation Analyst (CVA) - NACVA’s globally recognized Certified Valuation Analyst (CVA) designation is the most widely recognized business valuation credential and the only business valuation credential accredited by the National Commission for Certifying Agencies® Profession Societies and Affiliations American Society of Appraisers National Association of Certified Valuators and Analysts CFA Institute CFA Society Stamford CFA Society New York The Institute of Business Appraisers, Inc . Business Valuation Postgraduate Courses American Society of Appraisers  BV201 - Business Valuation - Market Approach  BV202 - Business Valuation - Income Approach  BV203 - Business Valuation - Asset Approach, Discounts & Premiums  BV204 - Advanced Topics in Business Valuation  BV USPAP - USPAP for Business Valuation National Association of Certified Valuators and Analysts  Business Valuation Certification and Training Center Coeptis Therapeutics Holdings, Inc. 15